UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders
On May 28, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 21,973,183 shares of the Company’s common stock were entitled to vote as of April 1, 2014, the record date for the Annual Meeting. There were 15,674,674 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The shareholders elected ten directors to serve for a one-year term as follows:

The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Austin A. Adams	14,247,330	130,706	1,296,638
Scott B. Kauffman	14,222,597	155,438	1,296,639
Jerry R. Licari	14,240,843	137,192	1,296,639
J. Chandler Martin	14,242,602	135,433	1,296,639
T. Gray McCaskill	14,242,533	135,502	1,296,639
H. Ray McKenney, Jr.	14,259,068	118,966	1,296,640
John C. Redett	14,317,434	60,601	1,296,639
Robert L. Reid	14,240,746	137,289	1,296,639
Brian E. Simpson	14,257,222	120,813	1,296,639
Boyd C. Wilson, Jr.	14,242,496	135,539	1,296,639

Proposal No. 2 - Advisory Vote on the Company's Executive Compensation

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company's executive officers. The results of the vote were as follows:

For	Against	Abstain
14,314,865	54,649	8,523

Proposal No. 3 - Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2014

The shareholders voted to ratify the selection of Dixon Hughes Goodman LLP as the Company's independent registered public accounting firm for the fiscal year 2014. The results of the vote were as follows:

For	Against	Abstain
15,656,530	16,335	1,807

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2014	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ Brian E. Simpson
Brian E. Simpson
Chief Executive Officer

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